UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 9, 2019

Encompass Health Corporation

(Exact Name of Registrant as specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-10315	63-0860407
(Commission File Number)	(IRS Employer Identification No.)

9001 Liberty Parkway, Birmingham, Alabama 35242

(Address of Principal Executive Offices, including Zip Code)

(205) 967-7116

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EHC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 9, 2019, Encompass Health Corporation (the “Company”) and certain of its subsidiaries, as guarantors (“Guarantors”), entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., acting on behalf of itself and as representative of the several underwriters named therein (collectively, the “Underwriters”), and the Underwriters, pursuant to which the Company agreed to issue and sell to the Underwriters $500,000,000 aggregate principal amount of the Company’s 4.500% Senior Notes due 2028 (the “2028 Notes”) and $500,000,000 aggregate principal amount of the Company’s 4.750% Senior Notes due 2030 (the “2030 Notes” and, together with the 2028 Notes, the “Notes”) in an underwritten public offering (“Offering”). The Notes have been offered pursuant to a prospectus supplement dated September 9, 2019, to the prospectus dated September 18, 2017, that forms a part of the Company’s effective Registration Statement on Form S-3, as amended (File No. 333-220519), filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Offering is expected to close on or about September 18, 2019, subject to the satisfaction of customary closing conditions.

The Underwriting Agreement contains customary representations, warranties and covenants of the Company and the Guarantors, conditions to closing, indemnification obligations of the Company and the Guarantors and the Underwriters and termination and other customary provisions. The foregoing description of the Underwriting Agreement is not intended to be complete and is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

The Underwriters and certain of their affiliates have performed, and may in the future perform, various commercial and investment banking and financial advisory services for the Company and its affiliates, for which they have received or may in the future receive customary fees and expenses. The underwriters and/or certain of their affiliates act as agents and/or lenders under the Company’s credit agreement and receive and are expected to receive customary fees for their services as well as reimbursement for certain expenses.

Item 8.01.	Other Events.

On September 9, 2019, the Company issued a press release announcing the pricing of the Offering. The Company’s press release is filed as Exhibit 99.1 hereto, and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description of Exhibit

1.1

Underwriting Agreement, dated September 9, 2019, by and among Encompass Health Corporation, its subsidiary guarantors named therein, Citigroup Global Markets Inc., as representative for the underwriters named therein and for itself, and Barclays Capital Inc., BofA Securities, Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, Regions Securities LLC, SunTrust Robinson Humphrey, Inc. and Wells Fargo Securities, LLC

99.1	Press Release of Encompass Health Corporation, dated September 9, 2019

104	Cover Page Interactive Data File – the cover page iXBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCOMPASS HEALTH CORPORATION

By:	/s/ Douglas E. Coltharp
Name:	Douglas E. Coltharp
Title:	Executive Vice President and Chief Financial Officer

Date: September 11, 2019